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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 30, 1999 included in Melita International Corporation's Form 10-K for the year ended December 31, 1998 and to the inclusion in this registration statement of our report dated January 30, 1999 (except with respect to the matter discussed in Note 10 to which the date is September 1, 1999) on the financial statements of Melita International Corporation and subsidiaries and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP


Atlanta, Georgia
October 18, 1999